THIS AMENDING AGREEMENT is effective as of the 15th day of September, 2015.

AMONG:

DNA TESTING CENTERS, CORP., a State of Florida corporation, having its executive offices at 2378 Parkhaven Blvd., Oakville, Ontario, L6H 0E7, Canada.

(“DNA Testing”)

AND:

NAVJOT NANDA, with an address at

          .

(the “Employee”)

WHEREAS:

A.

DNA Testing and the Employee have previously entered into an executive employment agreement on September 1, 2014 (the “Employment Agreement”); and

B.

DNA Testing and the Employee wish to make certain amendments to the provisions of the Employment Agreement.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration for the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.

All capitalized terms not otherwise defined herein shall have the meanings set out in the Employment Agreement, as applicable.

2.

Section 3 of the Employment Agreement is deleted in its entirety and replaced with the following:

“Compensation. The Company shall pay to Employee a base salary of $700 per month, full or part, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. The employee is also entitled to 30 days paid leave per annum.   Salary shall accrue until October 30, 2015.”

3.

In all other respects the terms and conditions of the Employment Agreement shall continue in full force and effect and the parties hereby agrees and confirms that the Employment Agreement is in good standing and each of the parties hereto is not in default of any of its obligations under the Employment Agreement.

4.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

5.

This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

6.

The Employee acknowledges that:

(a)

W.L. Macdonald Law Corporation received instructions from DNA Testing does not represent the Employee;

(b)

the Employee has been requested to obtain her own independent legal advice on this Amending Agreement prior to signing this Amending Agreement;

(c)

the Employee has been given adequate time to obtain independent legal advice;

(d)

by signing this Amending Agreement, the Employee confirms that she fully understand this Amending Agreement; and

(e)

by signing this Amending Agreement without first obtaining independent legal advice, the Employee waives her respective right to obtain independent legal advice.

7.

This Amending Agreement may be executed in counterparts and by electronic or facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the day and year first above written.

DNA TESTING CENTERS, CORP.

Per: Barjinder Sohal

Title: President

If an individual, then signed, sealed and delivered by Navjot Nanda in the presence of: Signature of Witness Name of Witness	) ) ) ) ) ) ) ) ) )	Signature Navjot Nanda Print name

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